Exhibit 12
               EQUITABLE OF IOWA COMPANIES AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following table reflects the company's computation of the ratio of earnings to fixed charges for the last five years:

                                        For the three
                                         months ended
                                        March 31, 1996
                                     --------------------
                                    (Dollars in thousands)
Consolidated pretax income
 from continuing operations
 before equity income,
 extraordinary items and
 cumulative effect of
 accounting change                       $46,787

Share of pretax losses of
 unconsolidated majority-
 owned affiliate                              --

Share of pretax earnings
 of 50% owned affiliates                       6

Distributed earnings of less
 than 50% owned affiliates                   734

Interest                                   3,333

Amortization of debt issuance
 expenses                                     --

Interest portion of rental
 expense                                     213
                                     --------------------
     Earnings                            $51,073
                                     ====================

Interest                                  $3,333

Amortization of debt issuance
 expenses                                     --

Interest portion of rental
 expense                                     213
                                     --------------------
     Fixed Charges                        $3,546
                                     ====================
Ratio of Earnings to
 Fixed Charges                             14.40
                                     ====================



                                        For the Year ended December 31,
                                 ---------------------------------------------
                                   1995     1994     1993     1992     1991
                                 ---------------------------------------------
                                           (Dollars in thousands)
Consolidated pretax income
 from continuing operations
 before equity income,
 extraordinary items and
 cumulative effect of
 accounting change               $128,506 $151,244 $134,995  $83,743  $43,128

Share of pretax losses of
 unconsolidated majority-
 owned affiliate                       --       --       --       --       --

Share of pretax earnings
 of 50% owned affiliates               23       60     (368)    (268)    (392)

Distributed earnings of less
 than 50% owned affiliates          3,689      137      321      464      128

Interest                           13,809    8,071   11,177   11,099   10,012

Amortization of debt issuance
 expenses                               1        1        8        8        8

Interest portion of rental
 expense                              896      966      771      949      924
                                 ---------------------------------------------
     Earnings                    $146,924 $160,479 $146,904  $95,995  $53,808
                                 =============================================

Interest                          $13,809   $8,071  $11,177  $11,099  $10,012

Amortization of debt issuance
 expenses                               1        1        8        8        8

Interest portion of rental
 expense                              896      966      771      949      924
                                 ---------------------------------------------

     Fixed Charges                $14,706   $9,038  $11,956  $12,056  $10,944
                                 =============================================

Ratio of Earnings to
 Fixed Charges                       9.99    17.76    12.29     7.96     4.92
                                 =============================================

No preferred stock dividends were paid during the periods presented.
 Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

The company guarantees debt of an unaffiliated party.  Fixed charges of:
 1996 - $566,000; 1995 - $2,310,000; 1994 - $2,327,000; 1993 - $2,359,000;
 1992 - $2,389,000; and 1991 - $2,416,000 have been excluded from the computation of the ratio of earnings to fixed charges because the company does not believe it probable that it will be required to satisfy this guarantee.